Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [•], 2022, by and among Angel Pond Holdings Corporation, a Cayman Islands exempted company (“APHC”), Mangomill Public Limited Company, a public limited company incorporated in Ireland with registered number 606330 (“Irish Holdco”), Angel Pond Partners LLC, a Cayman Islands limited liability company (the “Sponsor”), each of the parties listed on Schedule A hereto (together with any shareholders, officers or directors of MariaDB Corporation AB or transferees who become parties hereto as “Major Holders” after the date of this Agreement, the “Major Holders”) and each of the parties listed on Schedule B hereto (together with any shareholders, officers or directors of APHC or transferees who become parties hereto as “Other Holders” after the date of this Agreement, the “Other Holders”) (together the “Parties” and each a “Party”). The Sponsor, the Major Holders and the Other Holders are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

Capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such term in the Business Combination Agreement, dated as of the date hereof, by and among APHC, Irish Holdco, Meridian MergerSub Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Irish Holdco, and MariaDB Corporation Ab, a Finnish private limited liability company with business identity code 2344661-1 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”).

WHEREAS, pursuant to the Merger Agreement, and in view of the good and valuable consideration to be received by the parties thereunder, the Parties hereto desire to enter into this Agreement, pursuant to which the Lock-Up Shares (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Lock-Up Provisions.

(a) Each of the Holders hereby agree as a several but not joint obligation not to Transfer, in whole or in part, its respective Lock-Up Shares, whether any such transaction is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, during the period commencing from the Closing and through the end of the Lock-Up Period (as defined below).

(b) As used in this Agreement, “Lock-Up Period” shall mean the earlier to occur of: (i) 180 days after the date of the Closing, and (ii) the date on which Irish Holdco completes a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction that results in all of Irish Holdco’s shareholders having the right to exchange their Irish Holdco Ordinary Shares for cash, securities or other property. Irish Holdco shall notify each Holder of the date of expiry of the Lock-Up Period five (5) business days prior to such expiration.

(c) As used in this Agreement, “Lock-Up Shares” shall mean (i) any Irish Holdco Ordinary Shares held by the Holders immediately after the Merger Effective Time or otherwise issued or issuable to the Holders in connection with the Domestication Merger or the Merger, (ii) any securities convertible into or exercisable or exchangeable for Irish Holdco Ordinary Shares, or (iii) any Irish Holdco Ordinary Shares issued upon conversion, exercise or exchange of any of the securities described in clause (ii) during the Lock-Up Period.

(d) Notwithstanding the foregoing, Transfers of the Lock-Up Shares are permitted:

i. to Irish Holdco, its officers or directors, any affiliates or immediate family members of any of Irish Holdco’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor;

ii. in the case of an entity, (A) to another entity that is an affiliate of the Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Holder or its affiliates or who shares a common investment advisor with the Holder, (B) as part of a distribution to members, partners or shareholders of the Holder or (C) by gift to a charitable organization;

iii. in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

iv. in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

v. in the case of an individual, pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

vi. in the case of an individual, to a partnership, limited liability company or other entity of which the individual and/or the immediate family of the individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

vii. to a nominee or custodian holding securities on behalf of a beneficial owner to whom a disposition or transfer would be permissible under clauses (i) through (vi) above;

viii. in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

ix. in the case of an entity, by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

x. in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof;

xi. in the case of the Sponsor, to any Person pursuant to any forward purchase agreements that have been entered into prior to the date hereof or to an individual that was an officer of APHC prior to the Closing; or

xii. in connection with a liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Irish Holdco’s shareholders having the right to exchange their Irish Holdco Ordinary Shares for cash, securities or other property.

provided, however, that in the case of the foregoing clauses (i)-(xi), any permitted transferee must enter into a written counterpart to this Agreement (it being understood that any references to “immediate family” in this Agreement shall continue to expressly refer only to the immediate family of the initial Holder and not to the immediate family of the permitted transferee), agreeing to be bound by these Transfer restrictions applicable to such permitted transferee, and such permitted transferee shall be added to Schedule A or Schedule B hereto as a Major Holder or Other Holder, as applicable based on the transferor Holder. As used in this Agreement, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

As used in this Agreement, the term “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option, right or warrant to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in the foregoing clause (x) or (y).

(e) If any Transfer prohibited by Section 1 of this Agreement is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Irish Holdco shall refuse to recognize any such purported transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 1, Irish Holdco may impose stop-transfer instructions with respect to the Lock-Up Shares (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(f) During the Lock-Up Period, each certificate or book-entry position evidencing any Lock-Up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of Irish Holdco with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that are entitled to vote.

(h) The lock-up provisions in Section 7 of the Letter Agreement, dated as of May 18, 2021, by and among APHC, the Sponsor and certain Insiders (as defined therein) signatory thereto, shall terminate and be of no further force or effect upon the Closing.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time.

(b) Third Parties. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

(c) GOVERNING LAW; VENUE. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF SUCH COURT DECLINES JURISDICTION, THEN TO ANY COURT IN THE STATE OF DELAWARE OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(d) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any provision of this Agreement.

(e) Amendments and Waivers. Only upon (i) the approval by a majority of the members of the Board of Directors of Irish Holdco then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act of 1934, as amended, may compliance with Section 1(a) of this Agreement be waived by Irish Holdco, and (ii) the prior written consent of the Major Holders and the approval by a majority of the members of the Board of Directors of Irish Holdco then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act of 1934, as amended, may compliance with any other section of this Agreement be waived or any of the provisions, covenants or conditions set forth in this Agreement (including, for the avoidance of doubt, Section 1(a) of this Agreement) be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Lock-Up Shares, shall in addition require the consent of the Holder so affected. No course of dealing between any Party hereto or any failure or delay on the part of any Party hereto in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any such Party. No single or partial exercise of any rights or remedies under this Agreement by a Party hereto shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such Party. Notwithstanding the foregoing, no approval by any Party shall be required with respect to any Person who hereafter becomes a party to this Agreement pursuant to Section 1 hereto or by executing a written counterpart to this Agreement (including the amendment of Schedule A or Schedule B, as applicable, to add information regarding such additional Major Holder or Other Holder).

(f) Conditions. The obligations of (i) each of the Holders pursuant to this Agreement are conditioned upon the occurrence of the Closing and (ii) each Major Investor pursuant to this Agreement are conditioned upon all directors (other than Major Investor Directors (as defined in the Company SHA)) and officers of the Company and holders of Company Shares holding 1% of more of the Company Shares having executed and delivered an agreement substantially identical hereto prior to the Closing. Irish Holdco shall promptly (and in any event within one (1) business day of the Closing) notify each of the Holders of the date of the Closing, such notice to confirm the anticipated date of expiry of the Lock-Up Period.

(g) Release. Notwithstanding any other provision of this Agreement, if any Holder is released in any manner from any restrictions under this Agreement so that such Holder becomes entitled to Transfer, in whole or in part, any of its Lock-Up Shares prior to the expiration of the Lock-Up Period (each such Holder, a “Released Holder,” and each such release, a “Lock-Up Release”), the same percentage (in each case, calculated as the number of Lock-Up Shares held by the Released Holder benefitting from such release divided by the total number of Lock-Up Shares held by the Released Holder immediately prior to such release) of the Lock-Up Shares held by each Major Holder shall be immediately and fully released on the same terms from any remaining lockup restrictions set forth herein. Irish Holdco hereby undertakes to each Major Holder that it shall notify such Major Holder (i) immediately upon receipt of any request for a Lock-Up Release (such notice to give full details of the request); and (ii) at least five (5) business days prior to any Lock-Up Release, such notice to give full details of the Lock-Up Release including the number of shares of the Released Holder which are released as a result of the Lock-Up Release and confirmation of the percentage of Lock-Up Shares held by the Released Holder immediately prior to the relevant Lock-Up Release which such released shares represent; provided, however, that the foregoing shall not apply to any release granted to current or former employees or advisors of MariaDB Corporation Ab or its subsidiaries solely to the extent required to provide them with liquidity to pay their respective tax obligations solely resulting from Merger.

(h) Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (A) the termination of the Merger Agreement in accordance with the provisions of Article IX thereof or (B) with respect to any Holder, the date as of which such Holder no longer holds any Lock-Up Shares. Irish Holdco shall notify each of the Holders of any termination resulting from termination of the Merger Agreement within one (1) business day of such termination event occurring.

(i) Notices. Any notice or communication under this Agreement must be in writing and given by (i) delivery in person or by courier service providing evidence of delivery, or (ii) transmission by hand delivery or electronic mail. Each notice or communication that is delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of notices delivered by courier service, hand delivery, or electronic mail, at such time as it is delivered to the addressee (with the delivery of receipt or the affidavit of messenger). Any notice or communication under this Agreement to a Major Holder must be addressed to such Major Holder’s address or electronic mail address as set forth on Schedule A attached hereto. Any Party may change its address for notice at any time and from time to time by giving written notice in the manner set forth above, and such change of address shall become effective ten (10) days after delivery of such notice as provided in this Section 2.(i).

(j) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and Irish Holdco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, Irish Holdco shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by a Holder , this being in addition to any other right or remedy to which Irish Holdco may seek under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly terminated. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Parties or any of the obligations of any of the Holders under any other agreement between any of the Holders and Irish Holdco or any certificate or instrument executed by any of the Holders in favor of Irish Holdco, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Irish Holdco or any of the obligations of any of the Holders under this Agreement.

(m) Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Lock-Up Agreement as of the date first written above.

ANGEL POND HOLDINGS CORPORATION

By:
Name:
Title:
MANGOMILL PLC

By:
Name:
Title:
ANGEL POND PARTNERS LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the Parties have executed this Lock-Up Agreement as of the date first written above.

[•]

By:
Name:
Title:
[•]

By:
Name:
Title:
[•]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

SCHEDULE A

MAJOR HOLDERS

SCHEDULE B

OTHER HOLDERS